Exhibit 99.1

PRESS RELEASE

Intellia Therapeutics Receives Authorization to Initiate Phase 1

Clinical Trial of NTLA-2001 for Transthyretin Amyloidosis (ATTR)

NTLA-2001: First single-course therapy that potentially halts and reverses ATTR

On track to dose first patient by year-end with a systemically delivered CRISPR/Cas9-based therapy

CAMBRIDGE, Mass., Oct. 19, 2020 – Intellia Therapeutics, Inc. (NASDAQ:NTLA), announced the authorization of its Clinical Trial Application (CTA) by the United Kingdom Medicines and Healthcare products Regulatory Agency (MHRA) to initiate its Phase 1 study, which will evaluate NTLA-2001 for the treatment of hereditary transthyretin amyloidosis with polyneuropathy (hATTR-PN).

Intellia’s lead candidate, NTLA-2001 could be the first curative treatment for ATTR. By applying the company’s in vivo liver knockout technology, NTLA-2001 allows for the possibility of lifelong transthyretin (TTR) protein reduction after a single course of treatment. The investigational therapy is delivered via Intellia’s proprietary non-viral lipid nanoparticle platform, which the company is also using to develop in vivo treatments for other diseases.

“Starting our global NTLA-2001 Phase 1 trial for ATTR patients is a major milestone in Intellia’s mission to develop medicines to cure severe and life-threatening diseases,” said Intellia’s President and Chief Executive Officer John Leonard, M.D. “Our trial is the first step toward demonstrating that our therapeutic approach could have a permanent effect, potentially halting and reversing all forms of ATTR. Once we have established safety and the optimal dose, our goal is to expand this study and rapidly move to pivotal studies, in which we aim to enroll both polyneuropathy and cardiomyopathy patients.”

Goals of the NTLA-2001 Global Phase 1 Clinical Trial

The company expects to dose the first patient in this Phase 1 trial by the end of 2020, subject to the impact of the COVID-19 pandemic. Intellia’s global first-in-human trial will be an open-label, multi-center, two-part study of NTLA-2001 in adults with hATTR-PN, the hereditary form of amyloidosis with peripheral nerve damage. The study will enroll up to 38 patients and consist of a single-ascending dose phase in Part 1 and, following the identification of an optimal dose, a single-cohort expansion in Part 2.

The trial’s primary objectives are to assess the safety, tolerability, pharmacokinetics and pharmacodynamics of NTLA-2001, which will include the measurement of serum TTR levels following a single intravenous infusion. The secondary objectives are to evaluate the efficacy of NTLA-2001 on clinical measures of neurologic function in hATTR-PN patients.

“I am pleased to be leading the Phase 1 clinical trial in the U.K. for NTLA-2001, which I believe to be a breakthrough, single-course, genome editing therapy with the potential to transform the lives of ATTR patients around the world,” said Julian Gillmore, M.D, Ph.D., FRCP, Professor of Medicine, National Amyloidosis Centre, UCL Division of Medicine, Royal Free Hospital, U.K., the trial’s national coordinating investigator and an expert in the treatment of ATTR. “The U.K. is a pioneer and leading authority in genetic diagnosis, research and medicine, which is critical when supporting patients with rare diseases like ATTR.”

Beyond its first application in the United Kingdom, Intellia is submitting additional regulatory applications in other countries as part of its ongoing, global development strategy. NTLA-2001 is part of a co-development/co-promotion agreement between Intellia, the lead development and commercialization party, and Regeneron Pharmaceuticals, Inc. More information about the NTLA-2001 Phase 1 trial may be found on clinicaltrials.gov when available.

About Transthyretin Amyloidosis (ATTR)

Transthyretin amyloidosis, or ATTR, is a rare, progressive and fatal disease. Hereditary ATTR (hATTR) occurs when a person is born with a specific DNA mutation in the TTR gene, which causes the liver to produce a protein called transthyretin (TTR) in a misfolded form and build up in the body. hATTR can manifest as polyneuropathy (hATTR-PN), which can lead to nerve damage, or cardiomyopathy (hATTR-CM), which involves heart muscle disease that can lead to heart failure. In addition, non-mutated, or wild-type TTR protein, can also accumulate in the body, leading to wild-type ATTR (wtATTR). There are an estimated 50,000 hATTR patients worldwide and between 200,000 and 500,000 people with wtATTR.

About Intellia Therapeutics
Intellia Therapeutics is a leading genome editing company, focused on the development of proprietary, potentially curative therapeutics using the CRISPR/Cas9 system. Intellia believes the CRISPR/Cas9 technology has the potential to transform medicine by both producing therapeutics that permanently edit and/or correct disease-associated genes in the human body with a single treatment course, and creating enhanced engineered cells that can treat oncological and immunological diseases. Intellia’s combination of deep scientific, technical and clinical development experience, along with its leading intellectual property portfolio, puts it in a unique position to unlock broad therapeutic applications of the CRISPR/Cas9 technology and create new classes of therapeutic products. Learn more about Intellia Therapeutics and CRISPR/Cas9 at intelliatx.com. Follow us on Twitter @intelliatweets.

Forward-Looking Statements

This press release contains “forward-looking statements” of Intellia Therapeutics, Inc. (“Intellia” or the “Company”) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements regarding Intellia’s beliefs and expectations regarding its: being able to initiate clinical studies for NTLA-2001 for the treatment of transthyretin amyloidosis (“ATTR”) pursuant to its clinical trial applications (“CTA”), including dosing of a first patient in the United Kingdom by the end of 2020, and submitting similar regulatory applications in other countries; plans to complete manufacturing activities and submit an IND or equivalent regulatory filing for other in vivo product candidates, such as NTLA-2002, a development candidate for its hereditary angioedema (“HAE”) program in the second half of 2021; plans to advance and complete preclinical studies, including any necessary non-human primate studies, for its HAE program, hemophilia A, hemophilia B, and other in vivo and ex vivo programs; development of a proprietary LNP/AAV hybrid delivery system and additional editing capabilities; advancement and expansion of its CRISPR/Cas9 technology to develop human therapeutic products, as well as its ability to maintain and expand its related intellectual property portfolio; ability to demonstrate its platform’s modularity and replicate or apply results achieved in preclinical studies, including those in its ATTR, HAE, hemophilia A and hemophilia B programs, in any future studies, including human clinical trials; expectations of the potential impact of the coronavirus disease 2019 pandemic on strategy, future operations and timing of its clinical trials or IND submissions; ability to optimize the impact of its collaborations on its development programs, including but not limited to its collaborations with Regeneron, including its co-development programs for ATTR, hemophilia A and hemophilia B; statements regarding the timing of regulatory filings regarding its development programs; use of capital, expenses, future accumulated deficit and other 2020 financial results or in the future; and ability to fund operations at least through the next 24 months.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks related to Intellia’s ability to protect and maintain its intellectual property position; risks related to Intellia’s relationship with third parties, including its licensors and licensees; risks related to the ability of its licensors to protect and maintain their intellectual property position; uncertainties related to the authorization, initiation and conduct of studies and other development requirements for its product candidates; the risk that any one or more of Intellia’s product candidates will not be successfully developed and commercialized; the risk that the results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies; and the risk that Intellia’s collaborations with Regeneron or its other collaborations will not continue or will not be successful.

For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Intellia’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intellia’s most recent annual report on Form 10-K as well as discussions of potential risks, uncertainties, and other important factors in Intellia’s other filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intellia undertakes no duty to update this information unless required by law.

Intellia Contacts:

Media:
Jennifer Mound Smoter
Senior Vice President
External Affairs & Communications
+1 857-706-1071
jenn.smoter@intelliatx.com

Lynnea Olivarez
Director
External Affairs & Communications
+1 956-330-1917
lynnea.olivarez@intelliatx.com

Investors:
Lina Li
Associate Director
Investor Relations
+1 857-706-1612
lina.li@intelliatx.com

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